UNANIMOUS WRITTEN CONSENT

BY THE BOARD OF DIRECTORS OF

AIS HOLDINGS GROUP, INC.

IN LIEU OF A MEETING

Pursuant to the General Corporation Law of the State of Delaware, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being all of the directors of AIS Holdings Group, Inc., a Delaware corporation (the “Corporation”), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions:

Acquisition of the stock of AIS JAPAN CO., LTD.

RESOLVED, that the Board of Directors of the Corporation authorizes and approves to acquire 100 shares of common stock representing 100% shares of AIS JAPAN CO., LTD., a Japan Corporation (“AIS Japan”), from Mr. Takehiro Abe in consideration of 1,000,000 JPY. The effective date of this acquisition shall be October 25, 2017. AIS Japan will become the wholly owned subsidiary of the Corporation at the effective date.

RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

The undersigned, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of October 25, 2017, notwithstanding the actual date of the signing.

/s/ Takehiro Abe

Takehiro Abe

President and Director

Dated: October 25, 2017